Exhibit 10.4

FIRST AMENDMENT TO

PLEDGE AGREEMENT

This First Amendment to Pledge Agreement (this “Amendment”), is made and entered into as of December 7, 2007, by and between QC Holdings, Inc., a Kansas corporation (“Pledgor”), and U.S. Bank National Association, a national banking association, as Agent under the Credit Agreement (“Secured Party”).

RECITALS

A. Pledgor and Secured Party have previously entered into a Pledge Agreement, dated as of January 19, 2006 (as amended, the “Pledge Agreement”) pursuant to which Pledgor pledged certain Collateral to Secured Party as security for the prompt payment and performance of certain Secured Obligations of Pledgor. The Pledge Agreement was provided to Secured Party in connection with a Credit Agreement (the “Original Credit Agreement”), dated as of January 19, 2006, by and among QC Holdings, Inc., a Kansas corporation (the “Borrower”), the Banks party thereto and Secured Party, in its capacity as agent (the “Agent”).

B. Pledgor has acquired all of the equity interests in QC E-Services, Inc., a Kansas corporation (“E-Services”), QC Loan Services, Inc., a Kansas corporation (“Loan Services”) and QC Auto Services, Inc., a Kansas corporation (“Auto Services,” and together with E-Services and Loan Services, the “Additional Subsidiaries”).

C. Prior to, or contemporaneously with, the delivery of this Amendment, Pledgor, the Lenders party thereto and the Agent have entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), which Credit Agreement amends and restates the Original Credit Agreement.

D. In connection with the execution of the Credit Agreement, Pledgor has delivered an Acknowledgment and Affirmation Agreement pursuant to which, among other things, Pledgor acknowledges and agrees that the Pledge Agreement secures repayment of Pledgor’s obligations under the Credit Agreement.

E. As a condition to entering into the Credit Agreement, Secured Party has required Pledgor to deliver an amendment to the Pledge Agreement which results in all of the equity interests in the Additional Subsidiares becoming subject to the Pledge Agreement.

F. The parties enter into this Amendment to amend certain terms of the Pledge Agreement.

NOW THEREFORE, Pledgor and Secured Party for good, sufficient and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1. Amendment to the Pledge Agreement. The text of Schedule 1 of the Pledge Agreement is hereby deleted in its entirety, and inserted in lieu thereof is the following text:

Schedule 1

Pledged Interests

Name of Issuer	Jurisdiction of Organization	Type of Interest	Number of Shares/Units (if applicable)	Certificate Numbers (if any)	Percentage of Outstanding Interests in Issuer
QC Financial Services, Inc.	Missouri	Common Stock	15,974	33	100%
QC E-Services, Inc.	Kansas	Common Stock	1,000	1	100%
QC Loan Services, Inc.	Kansas	Common Stock	1,000	1	100%
QC Auto Services, Inc.	Kansas	Common Stock	1,000	1	100%

2. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Amendment that (i) each representation and warranty set forth in Article 5 of the Pledge Agreement shall be true and correct as of the date of this Amendment (and Pledgor hereby affirms that such representations and warranties are true and correct as of the date of this Amendment), (ii) Pledgor shall have paid the costs and expenses referenced in Section 7 below, and (iii) Secured Party shall have received such other items as it may reasonably request.

3. No Other Amendments. Except as expressly set forth herein, or as necessary to incorporate the modifications and amendments herein, all the terms and conditions of the Pledge Agreement shall remain unmodified and in full force and effect, and Pledgor hereby confirms, reaffirms and ratifies the Pledge Agreement and agrees to perform and comply with the terms and the conditions of the Pledge Agreement, as amended herein.

4. No Impairment. Nothing in this Amendment shall be deemed to or shall in any manner prejudice or impair the Credit Documents, or any security granted or held by Secured Party or the Banks for the indebtedness evidenced by the Notes.

5. Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed in the Pledge Agreement and if not defined in the Pledge Agreement, then as ascribed in the Credit Agreement.

6. Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. Fees and Expenses. Pledgor agrees to pay and reimburse Secured Party and the Lenders for all of their out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, filing, enforcement and administration of this Amendment including, without limitation, the fees and expenses of counsel to Secured Party and the Lenders.

8. Law, Venue, Jurisdiction and Service of Process. Any controversy or claim between or among the parties hereto arising out of or relating to this Amendment shall be controlled by the provisions of Section 13 of the Pledge Agreement with respect to choice of law and venue, submission to jurisdiction and service of process.

IN WITNESS WHEREOF, Pledgor and Secured Party have executed this Amendment as of the day and year first above written.

PLEDGOR:

QC HOLDINGS, INC., a Kansas corporation

By:	/s/ Douglas E. Nickerson
Douglas E. Nickerson
Chief Financial Officer

SECURED PARTY:

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Agent

By:	/s/ Karen D. Myers
Karen D. Myers, Senior Vice President

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